Exhibit 10.8

FOURTH AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

THIS FOURTH AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT effective as of July 1, 2012 (“Amendment”), to that certain employment agreement dated May 18, 2009, as amended on January 1, 2010, January 1, 2011, and March 23, 2012 (the “Agreement”) by and between LAPOLLA INDUSTRIES, INC., a Delaware corporation (the “Company”) and MICHAEL T. ADAMS (the “Executive”).

WHEREAS, the Company and the Executive are the parties to the Agreement;

WHEREAS, the Company and the Executive wish to modify the Agreement as set forth in this Amendment in order to reduce the Executive’s base salary from $200,000 to $180,000 as a result of the Company’s current financial condition; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged by both the Company and the Executive, the Company and the Executive agree as follows:

1.             SECTION 4.1 OF SECTION 4 OF THE AGREEMENT, COMPENSATION AND RELATED MATTERS, IS HEREBY AMENDED TO READ AS FOLLOWS:

“4.1           Base Compensation.  Effective as of July 1, 2012, Executive shall receive an annual base salary of $180,000, payable in accordance with the Company’s normal payroll practices (“Annual Base Salary”).  In addition to the Annual Base Salary, and in addition to the bonuses described in Sections 4.2 and 4.4 of the Agreement, Executive shall be eligible for an annual discretionary cash bonus (“Discretionary Cash Bonus”) as approved by the Compensation Committee of the Board of Directors.

2.             RELEASE.  For valuable consideration from the Company, receipt of which is hereby acknowledged, the Executive releases and forever discharges the Company, its subsidiaries, affiliates, current and past officers, directors, agents, employees, successors and assigns, from any and all rights, causes of action, claims or demands, of any kind in tort or in contract, whether expressed or implied, which he has or may have against the Company related to this Amendment, including but not limited to, any such rights, causes of action, claims or demands under any equal employment opportunity law, ordinance, regulation or order, including but not limited to Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. §2000e et seq., the Civil Rights Act of 1866, as amended, 42 U.S.C. §1981 et seq., Executive Order 11246, as amended, the Americans with Disabilities Act, and any other applicable federal, state or local, constitutional or statutory provision, order or regulation.

3.             ENTIRE AGREEMENT.  This Amendment together with the Agreement shall constitute the entire agreement between the parties hereto with respect to the terms of the Executive’s employment with the Company and together shall supersede all prior agreements, if any, understanding and arrangements, oral or written, between the parties hereto with respect to such subject matter, and the terms and conditions of the Executive’s employment with the Company shall be governed solely pursuant to the terms of this Amendment and the Agreement.  In the event of any conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall govern.

4.             EFFECTIVENESS.  Except as modified by this Amendment, the Agreement shall remain in full force and effect and shall remain binding upon the Company and the Executive; provided, however, that the provisions of this Amendment shall not be a triggering event or otherwise be deemed to give the Executive any cause to terminate the Agreement and shall not give the Executive any right to claim that any of the provisions of the Agreement (not otherwise modified pursuant to this Amendment) are invalid, including without limitation the non-competition and non-disclosure provisions of Section 5 of the Agreement.

5.            CONSULTATION WITH INDEPENDENT COUNSEL.  Executive represents to Company that he has been advised by Company to consult with independent counsel of his own choosing with respect to this Amendment and that he either has consulted with independent counsel or has voluntarily chosen not to do so.

6.            SEVERABILITY.  The invalidity or unenforceability of any particular provision of this Amendment shall not affect its other provisions, and this Amendment shall be construed in all respects as if such invalid or unenforceable provision had been omitted.

7.             GOVERNING LAW.  This Amendment shall be construed and governed in accordance with the laws of the State of Delaware.

8.             COUNTERPARTS.  This Amendment may be executed in counterparts, each of which when so executed shall be deemed to be an original and both of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile or PDF shall be as effective as delivery of a manually executed counterpart of this Amendment.

IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

LAPOLLA INDUSTRIES, INC.

By:	/s/ Douglas J. Kramer
Name:	Douglas J. Kramer
Title:	President & CEO

EXECUTIVE

/s/ Michael T. Adams
Michael T. Adams